August 5, 1997


Advanced Aerodynamics & Structures, Inc.
3501 Lakewood Boulevard
Long Beach, California 90806

Re:   Post-Effective Amendment No. 1. to the Registration Statement on Form SB-2

Ladies/Gentlemen:

     We are special regulatory counsel for Advanced Aerodynamics & Structures, Inc., a Delaware corporation (the "Company"), in connection with the preparation of Post-Effective No. 1 to the Registration Statement on Form SB-2 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on August 5, 1997 for the sale of 7,255,721 units ("Units"), each consisting of one share of Class A Common Stock and one Class B Warrant issuable upon the exercise of outstanding Class A Warrants, 14,155,721 shares of Class A Common Stock issuable upon the exercise of outstanding Class B Warrants and Class B Warrants issuable upon the exercise of outstanding Class A Warrants, 600,000 Unit purchase options (the "Unit Purchase Options"), 600,000 Units issuable upon the exercise of the Unit Purchase Options, each such Unit consisting of one share of Class A Common Stock, one Class A Warrant and one Class B Warrant, 600,000 Units issuable upon the exercise of the Class A Warrants underlying the Unit Purchase Options, 1,200,000 shares of Class A Common Stock issuable upon exercise of the Class B Warrants underlying the Unit Purchase Options, 3,144,279 Class A Warrants for certain selling security holders, each of whom was an investor in the Company's private placement prior to its initial public offering (the "Remaining Selling Securityholders"), 3,144,279 Units issuable upon the exercise of Class A Warrants registered for the resale by the Remaining Selling Securityholders, and 3,144,279 shares of Class A Common Stock issuable upon the exercise of Class B Warrants underlying the Class A Warrants, registered for the resale by the Remaining Selling Securityholders.

         We hereby consent to the reference to this firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement, stating as follows: "The statements herein relating to federal aviation regulatory matters will be passed upon by Boros & Garofalo, P.C., Washington, D.C."

                                                Very truly yours,

                                                BOROS & GAROFALO, P.C.



                                                By: /s/ Gary B. Garofalo
                                                   ----------------------------
                                                   Gary B. Garofalo, President